EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Citizens Financial Services, Inc. of our report dated March 10, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Citizens Financial Services, Inc. for the year ended December 31, 2015.

/s/S.R. Snodgrass, P.C.

Wexford, Pennsylvania
May 27, 2016